UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2012

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On December 5, 2012, LMI Aerospace, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Valent Aerostructures, LLC, a Delaware limited liability company (“Valent”), and the members of Valent (collectively, the “Sellers”), pursuant to which the Company has agreed to acquire all of the issued and outstanding equity interests of Valent (the “Acquisition”).  As a result, Valent would become a wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Purchase Agreement, the aggregate acquisition value provided by the Company at closing would be approximately $237 million, plus approximately S9.7 million of certain retained obligation of Valent (the “Retained Indebtedness”). The purchase consideration to the Sellers at closing would be approximately $237 million, less retained indebtedness of approximately $12.6 million (the “Retained Indebtedness”), subject to certain adjustments, and  would be payable in shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), having a value of $15.0 million or 1,000,000 shares of Common Stock, whichever is less (the “Consideration Shares”), and the remainder in cash.  In addition, the Sellers would be entitled to receive up to $40.0 million in the form of an earn out if Valent reaches certain performance milestones as measured by the adjusted EBITDA of Valent in 2013, payable in 2014 and 2015.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to the Sellers’ operation of the business prior to the closing of the Acquisition and termination of affiliate obligations.

Consummation of the Acquisition is subject to a number of closing conditions, including expiration or termination of any waiting period with respect to the required filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which was filed on November 28, 2012 without requesting early termination), the execution by certain Sellers of lock up agreements that provide for certain restrictions on the transfer of the Consideration Shares held by such Sellers for up to three (3) years, the redemption of certain minority owners of a subsidiary of Valent, the redemption of the preferred units of membership interest of Valent, the procurement by Sellers of indemnification insurance reasonably acceptable to the Company, the restatement of the audited financial statements of Valent, and other customary closing conditions as set forth in the Purchase Agreement.  The Purchase Agreement also contains certain termination rights for the Company and the Sellers (including the right of the Company or the Sellers, as the case may be, to terminate the Purchase Agreement if any of the respective closing conditions cannot be satisfied by December 31, 2012).

The Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about Valent or the Company.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Purchase Agreement for a more complete understanding of the Acquisition.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Debt Commitment Letter

Concurrently, and in connection with entering into the Purchase Agreement, the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Royal Bank of Canada (“Royal Bank”), pursuant to which, subject to the conditions set forth therein, RBC Capital Markets (“RBCCM”) has committed to arrange, and Royal Bank has committed to provide to the Company, senior secured credit facilities in an aggregate principal amount of up to $300.0 million comprising (i) a revolving credit facility of $75.0 million (the “Revolving Facility”) and (ii) a term loan facility of up to $225.0 million (the “Term Loan Facility”, and together with the Revolving Facility, the “Facilities”).  RBCCM will act as sole lead arranger and book running manager, and Royal Bank will act as the sole administrative agent, sole collateral agent and letter of credit issuing lender, in each case, in respect of the Facilities.

The proceeds of the Term Loan Facility will be used: (a) to pay the cash consideration for the Acquisition, (b) for the repayment of substantially all existing indebtedness of the Company and Valent (the “Refinancing”) (excluding certain indebtedness that RBCCM reasonably agrees may remain outstanding after the closing of the Acquisition, which shall include the Retained Obligations and the Retained Indebtedness), and (c) for the payment of the fees and expenses related to the Acquisition, Refinancing and closing of the Facilities.  The proceeds of the Revolving Facility will be used for working capital needs and other general corporate purposes of the Company, including financing of permitted acquisitions.

A copy of the Debt Commitment Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Debt Commitment Letter for a more complete understanding of the Facilities. The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter.

Cautionary Note Regarding Forward-Looking Statements.  Information set forth in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the securities laws.  The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” and similar expressions are intended to identify forward-looking statements. In addition, all statements that address operating performance, events or developments with respect to the combined company that we expect or anticipate will occur in the future – including, without limitation, statements relating to growth and statements about future operating results – are forward-looking statements. Our forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation, risks related to the ability of the parties to complete the proposed transaction in a timely matter or at all; our ability to integrate and achieve our intended objectives with respect to Valent; the proposed transaction resulting in unexpected costs or liabilities, the ability of the parties to complete the proposed debt transaction on the terms anticipated or at all, our ability to comply with our new debt covenants, and the increased leverage that will result from the proposed debt transaction. Additional factors that might cause such differences (and could adversely impact our business and financial performance generally) include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with the U.S. Securities and Exchange Commission, which are incorporated herein by reference. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Moreover, forward-looking statements are based on our current expectations and speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law. As a result of the foregoing, you should not place undue reliance on forward-looking statements.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On December 6, 2012, the Company issued a press release announcing the entering into of the Purchase Agreement (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.  As disclosed in the Press Release, there will be a live conference call to discuss the proposed transaction on December 6, 2012 at 11:00 a.m. Eastern Time. The dial-in number for the conference call is (866)307-3343. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, http://www.lmiaerospace.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.  A copy of the presentation the Company plans to discuss on the conference call is attached as Exhibit 99.2 hereto and incorporated herein by reference (the “Presentation”).

The Press Release and the Presentation are being furnished herewith to comply with Regulation FD and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012

LMI AEROSPACE, INC.

	By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1
Membership Interest Purchase Agreement, dated as of December 5, 2012, among the Company, Valent Aerostructures, LLC, and the members of Valent Aerostructures, LLC (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

10.1	Commitment Letter, dated as of December 5, 2012, between the Company and Royal Bank of Canada

99.1	Press Release of the Company, dated December 6, 2012

99.2	Investor Presentation, dated December 6, 2012